Exhibit 26 (c) i. a.

Amendment No. 1

to

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and

Massachusetts Mutual Life Insurance Company

August 15, 1997

The Underwriting and Servicing Agreement, dated May 1, 1996, by and between MML Investors Services, Inc. and Massachusetts Mutual Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The first paragraph of section 5 of the Agreement is deleted in its entirety and replaced with the following.

MassMutual has prepared or caused to be prepared registration statements describing the Contracts, together with exhibits thereto (hereinafter referred to as to the “Registration Statements”). The Registration Statements include prospectuses (the “Prospectuses”) for the Contracts.

2 All references in the Agreement to “Registration Statement” are hereby changed to “Registration Statements” and any verbs associated with the term “Registration Statement” are modified to reflect the plural “Registration Statements” as opposed to the singular “Registration Statement”.

MML INVESTORS SERVICES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Anne Melissa Dowling
Kenneth M. Rickson
President

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Amendment No. 2

to the

Underwriting and Servicing Agreement

dated May 1, 1996

Between

MML Investors Services, Inc. and

Massachusetts Mutual Life Insurance Company

December 15, 1997

1. In accordance with paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and Massachusetts Mutual Life Insurance Company (“MassMutual”), it is hereby agreed that for services rendered under this Agreement in 1997, MassMutual shall pay to MMLISI the sum of $          no later than December 31, 1997.

2. The following language is added to the end of section 2 of the Agreement:

MMLISI may solicit independent broker-dealer firms (“Independent Brokers”) to enter into distribution agreements with MassMutual. Pursuant to such agreements, the Independent Brokers will be authorized to sell the Contracts. All such agreements shall be in a form agreed to by MassMutual. All such agreements shall provide that the Independent Brokers must assume full responsibility for continued compliance by itself and its associated persons with the Conduct Rules of the NASD (the “Rules”) and all applicable federal and state securities and insurance laws. All associated persons of such Independent Brokers soliciting applications for the Contracts shall be duly and appropriately licensed and appointed for the sale of the contracts under the Rules and applicable federal and state securities and insurance laws.

MML INVESTORS SERVICES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Paul Adornato
Kenneth M. Rickson
President

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Amendment No. 3

to the

Underwriting and Servicing Agreement

dated May 1, 1996

Between

MML Investors Services, Inc. and

Massachusetts Mutual Life Insurance Company

December 21, 1998

1.	In accordance with paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and Massachusetts Mutual Life Insurance Company (“MassMutual”), it is hereby agreed that for services rendered under this Agreement in 1998, MassMutual shall pay to MMLISI the sum of $ no later than December 31, 1998. The fee shall be renegotiated annually commencing with 1999; however, in the event that the parties do not agree on the amount of a new fee, the fee shall remain at $ per year.

MML INVESTORS SERVICES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Craig Waddington
Kenneth M. Rickson
President

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Amendment No. 4

to the

Underwriting and Servicing Agreement

dated May 1, 1996

Between

MML Investors Services, Inc. and

Massachusetts Mutual Life Insurance Company

Effective April 1, 2002:

1.	All references in the Agreement to Co-underwriter” are hereby changed to read “retail distributor.”

2.	The following paragraph of Section 2, added December 15, 1997 by Amendment No. 2 to the Agreement, is hereby deleted in its entirety:

MMLISI may solicit independent broker-dealer firms (“Independent Brokers”) to enter into distribution agreements with MassMutual. Pursuant to such agreements, the Independent Brokers will be authorized to sell the Contracts. All such agreements shall be in a form agreed to by MassMutual. All such agreements shall provide that the Independent Brokers must assume full responsibility for continued compliance by itself and its associated persons with the Conduct Rules of the NASD (the “Rules”) and all applicable federal and state securities and insurance laws. All associated persons of such Independent Brokers soliciting applications for the Contracts shall be duly and appropriately licensed and appointed for the sale of the Contracts under the Rules and applicable federal state securities and insurance laws.

MML Investors Services, Inc.		Massachusetts Mutual Life Insurance
Company, On Its Behalf And On Behalf Of
Massachusetts Mutual Variable Life
Separate Account I

By:	/s/ Gregory Williams	By:	/s/ Ann F. Lomeli
Gregory Williams
President

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Amendment # 5 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and Massachusetts Mutual Life Insurance Company

March 31, 2006

The first paragraph of Section 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Investors Services, Inc. (“MMLISI”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI’s Compensation. As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to MassMutual: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“Massachusetts Mutual Variable Life Separate Account I Related Expenses”), (2) the percentage of the Massachusetts Mutual Variable Life Separate Account I Related Expenses for which it believes MassMutual is responsible (“MassMutual Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If MassMutual objects to the Massachusetts Mutual Variable Life Separate Account I Related Expenses, the MassMutual Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to Massachusetts Mutual Variable Life Separate Account I Related Expenses, MassMutual Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2006, the Budgeted Fee is $          .

MassMutual shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be      % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between MassMutual and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to MassMutual no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within      % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES. INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith
Peter Lahaie

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Amendment # 6 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and Massachusetts Mutual Life Insurance Company

March 31, 2007

The first paragraph of Section 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Investors Services, Inc. (“MMLISI”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI’s Compensation. As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to MassMutual: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“Massachusetts Mutual Variable Life Separate Account I Related Expenses”), (2) the percentage of the Massachusetts Mutual Variable Life Separate Account I Related Expenses for which it believes MassMutual is responsible (“MassMutual Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If MassMutual objects to the Massachusetts Mutual Variable Life Separate Account I Related Expenses, the MassMutual Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to Massachusetts Mutual Variable Life Separate Account I Related Expenses, MassMutual Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2008, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Budgeted Fee is $         .

MassMutual shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be      % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between MassMutual and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to MassMutual no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within      % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES. INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Michael R. Fanning	By:	/s/ Norman Smith
Michael R Fanning
President

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Amendment # 7 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and Massachusetts Mutual Life Insurance Company

March 31, 2008

The first paragraph of Section 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Investors Services, Inc. (“MMLISI”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI’s Compensation. As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to MassMutual: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“Massachusetts Mutual Variable Life Separate Account I Related Expenses”), (2) the percentage of the Massachusetts Mutual Variable Life Separate Account I Related Expenses for which it believes MassMutual is responsible (“MassMutual Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If MassMutual objects to the Massachusetts Mutual Variable Life Separate Account I Related Expenses, the MassMutual Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to Massachusetts Mutual Variable Life Separate Account I Related Expenses, MassMutual Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2009, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2008, the Budgeted Fee is $        .

MassMutual shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be      % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between MassMutual and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to MassMutual no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within      % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES. INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, on its behalf and on behalf of
MASSACHUSETTS MUTUAL VARIABLE LIFE
SEPARATE ACCOUNT I

By:	/s/ Michael R. Fanning	By:	/s/ Norman Smith
Michael R Fanning
President